Exhibit 32.1

DOT HILL SYSTEMS CORP.

OFFICERS’ CERTIFICATE

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James L. Lambert, Chief Executive Officer of Dot Hill Systems Corp. (the “Company”), and Preston S. Romm, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                                       The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act; and

2.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

In Witness whereof, the undersigned have set their hands hereto as of the 9th day of November, 2004.

/s/ JAMES L. LAMBERT	/s/ PRESTON S. ROMM
James L. Lambert	Preston S. Romm
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (the “SEC”) or its staff upon request.

This certification “accompanies” the Periodic Report, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.